UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2005

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-12593	47-0728886
(Commission file number)	(IRS Employer Identification Number)

9719 Estate Thomas Havensight

St. Thomas, U.S. Virgin Islands 00802

(Address of principal executive offices and zip code)

(340) 777-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 15, 2005, Atlantic Tele-Network, Inc., a Delaware corporation (“ATN” or the “Registrant”), as borrower, entered into a Credit Agreement (the “Credit Agreement”) dated as of September 15, 2005 with (a) CoBank, ACB as Administrative Agent, Lead Arranger, and a Lender, and (b) Banco Popular de Puerto Rico as a Lender. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Report.

The Credit Agreement contains the following terms and conditions that are material to the Registrant:

(a)	The Credit Agreement provides for a $20 million revolving credit facility (the “Revolver Facility”) and a $50 million term loan (the “Term Loan”, and together with the Revolver Facility, the “Facilities”).

(b)	The Facilities shall terminate, and all amounts outstanding thereunder shall be due and payable in full on, October 31, 2010.

(c)	Amounts outstanding under the Facilities accrue interest at a rate equal to (at ATN’s option): (i) a variable rate of interest published from time to time in the Wall Street Journal as the average prime lending rate for 75% of the United States’ thirty largest commercial banks plus 1%, (ii) LIBOR plus a margin ranging from 1.25% to 1.50%, or (iii) for the Term Loan only, a fixed annual interest rate to be quoted by CoBank, ACB in its sole and absolute discretion.

The Facilities were made available to fund ATN’s acquisition, as described in more detail below in Item 2.01, of 95% of the outstanding membership interests of Commnet Wireless, LLC (“Commnet”), to repay in full all outstanding principal of and interest on all indebtedness of Commnet and its subsidiaries, to provide for capital expenditures for ATN and its subsidiaries, and to finance certain costs associated with the Facilities.

The Facilities contain certain affirmative and negative covenants on behalf of ATN and its subsidiaries (including Commnet) that are typical for loan facilities of this type. Among other things, these covenants restrict ATN’s ability to incur additional debt in the future or to incur liens on its property. ATN has also agreed to maintain certain financial ratios under the facilities, including a total leverage ratio (debt to EBITDA) of two to one or less; a debt service coverage ratio (EBITDA to debt service) of three to one or more; an equity to assets ratio of 0.4 to one or more; and a specified leverage ratio for Commnet that changes over time.

The foregoing paragraphs provide a brief summary of selected provisions of the Credit Agreement. This summary is not complete and is qualified in its entirety by reference to the copy of the Credit Agreement attached hereto as Exhibit 10.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 15, 2005, ATN and CW Acquisition, LLC, a wholly-owned subsidiary of ATN (the “Merger Sub”), completed the acquisition of and merger with Commnet pursuant to the Merger Agreement dated July 26, 2005 (the “Merger Agreement”) between ATN, Merger Sub, Commnet, each of the members of Commnet and certain related parties named in the Merger Agreement. The Merger Agreement was previously described in a Form 8-K filed with the Commission on July 29, 2005 (the “July Form 8-K”) and was filed as an exhibit thereto. In connection with the merger, Merger Sub merged with and into Commnet, with Commnet continuing as the surviving entity and owned 95% by ATN and 5% by Brian Schuchman, the Chief Executive Officer of Commnet. ATN paid slightly less than $59 million in consideration of the merger, an amount which includes the repayment of approximately $5.4 million in Commnet debt and payment of certain transaction expenses. On September 15, 2005, ATN issued a press release announcing the merger, a copy of which is attached hereto as Exhibit 99.1.

The merger was subject to regulatory approval by the Federal Communications Commission (“FCC”). The FCC granted its consent to the change of control over the FCC licenses held by Commnet

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on August 19, 2005, and notice of the grant of consent was published by the FCC on August 24, 2005. To fund the purchase price of the transaction, ATN entered into a new credit facility on September 15, 2005 pursuant to the Credit Agreement, which is described in more detail above under Item 1.01 and below under Item 2.03.

The foregoing paragraphs provide a brief summary of selected provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the copy of the Merger Agreement, which was filed as an exhibit to the Registrant’s July Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in more detail above in Item 1.01, on September 15, 2005, ATN entered into the Credit Agreement. Statements contained in this Item 2.03 respecting the Credit Agreement are qualified in their entirety by the text of the Credit Agreement.

On September 15, 2005, ATN borrowed $50 million under a five-year, 5.875% non-amortizing term loan and drew $7 million from the Revolver Facility at closing at LIBOR plus 1.25%. ATN used these advances to fund the acquisition of Commnet discussed above in Item 2.01, and to repay approximately $10 million in principal amount of outstanding debt at ATN under its previous loan facility.

Amounts borrowed under the Credit Agreement are due and payable together with all unpaid interest, fees and other obligations, on October 31, 2010, or earlier upon exercise by the lenders under the Credit Agreement of their right to accelerate the due date of obligations upon the occurrence of an Event of Default, as defined in Section 6.1 of the Credit Agreement.

Please refer to Item 1.01 of this Report for a brief description of other terms and conditions of the Credit Agreement that are material to the Registrant.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements. The financial statements required by Item 9.01(a) are not included in this report. ATN intends to file these financial statements by an amendment within the time period permitted by this Item.

(b) Pro Forma Financial Information. Pro forma financial information required by Item 9.01(b) is not included in this report. ATN intends to file this pro forma financial information by an amendment within the time period permitted by this Item.

(c) Not applicable.

(d) Exhibits

10.1	Credit Agreement dated as of September 15, 2005, among Atlantic Tele-Network, Inc., as Borrower, CoBank, ACB, as Administrative Agent, Lead Arranger and a Lender, Banco Popular de Puerto Rico as a Lender, and the other Lenders referred to therein.

99.1	Press Release dated September 15, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

By:	/s/ Michael T. Prior
Michael T. Prior
Chief Financial Officer

Dated: September 21, 2005

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